UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

WAVE SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders.
 To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 30, 2015, Wave Systems Corp. (“Wave”) announced that, following shareholder approval at an annual meeting of the stockholders held on December 28, 2015, Wave’s Board of directors has approved a 1-for-10 reverse stock split of Wave’s common stock, effective as of December 31, 2015 (the “Reverse Stock Split”). In connection with the Reverse Stock Split, Wave filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Wave’s Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split and to decrease the number of authorized shares of Wave’s Class A common stock, par value $.01 per share (the “Class A Common Stock” and Class B Common stock, par value $.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) from approximately 60,821,140 shares in the aggregate to approximately 6,082,114 shares.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.
 The Certificate of Amendment became effective as of 5:00 p.m., Eastern time, on December 30, 2015, at which time every ten shares of issued and outstanding Class A Common Stock and Class B Common Stock were automatically combined into one issued and outstanding share of Class A Common Stock or Class B Common Stock, as applicable, without any change in the par value per share.
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of Common Stock will receive a cash payment from the proceeds of that sale in lieu of such fractional share.
Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 28, 2015, the stockholders of Wave voted to approve the Reverse Stock Split and Certificate of Amendment, which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 8, 2015. Stockholders approved the proposals presented for a vote. The table below sets forth the number of votes case for and against or withheld, for each matter voted upon by the Company’s stockholders.

Proposal 1: The approval of the Certificate of Amendment to effect a reverse stock split of the Class A Common Stock.

For            Against            Abstain
38,148,754        8,876,650            188,136

Proposal 2: The approval of the Certificate of Amendment to effect a reverse stock split of the Class B Common Stock.

For            Against            Abstain
38,051,754        8,964,885            196,899

Item 8.01. Other Events.

The Reverse Stock Split was announced by means of a press release entitled “Following Shareholder Approval of Reverse Split Proposal, Wave’s Board Approves 1-for-10 Reverse Stock Split.” A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Restated Certificate of Incorporation of Wave.
Exhibit 99.1	Press Release of Wave, dated December 30, 2015, announcing the Reverse Stock Split.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

By:
Walter A. Shephard
Chief Financial Officer

Dated: December 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Certificate of Amendment of Restated Certificate of Incorporation of Wave.
Exhibit 99.1	Press Release of Wave, dated December 30, 2015, announcing the Reverse Stock Split.